Exhibit 3.2

Filed i n the office of - &.;. f. Barbara Kc Cegavske Secre tar y of S t ate Slate of Nevada Document NumbeJ' 20180122814 - 19 Fillu _ g Dale and Time 03/16/2018 8:30 AM Emity Nu111be C25209 - 1997 I 11111111111111111111111111 1111111111111 *140 304 * BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Articles of Conversion (PURSUANT TO NRS 92A.205) Page 1 USE BLACK INK ONLY· 00 NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY PLEASE NOTE: The charter document for the resulting entity must be submitted/filed simultaneously with the articles of conversion . Articles of Conversion (Pursuant to NRS 92A . 205) 1. Name and jurisdiction of organization of constituent entity and resulting entity: [ Alternative Fuel T ech nologie s, Inc . Name of constituent entity ; Nevada Jurisdiction and , L Al!etnative F e1Te hno _ l o es, In t:: , Name of resulting entity -------- - J I f orp _£ rat i on _ Entity type * - - - ·1 - j : Nort b Carolina Jur1sdiction I -- - - J [co rproatio _ n _ Entity type .. _ - _ - _ - . - ] 2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity . 3. Location of plan of conversion: (check one) □ The entire plan of conversion is attached to these articles. The complete executed plan of conversion is on file at theregistered office or principal place of business of the resulting entity . □ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS88 . 330 . * corporation , l i mited partnership , limited - liability lim i ted partnership, lim i ted - li ability company or business trust. This form must be accompan;ed by appropriate fees. Ne v ada Secretary of Stale 92A Conversion Page 1 Revised : 1 - 5 - 15

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov , · Articles of Conversion (PURSUANT TO NRS 92A.205) Page2 USE BLACK INK ONLY· DO NOTHIGHLIGHT ABOVE SPACE IS FOR OFFICE USEONLY 4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion): Attn: IT}:_ Zhang c/o: /2 544 Route 534 A lb rig ht sv i ll e , Pa I 82 lO I J 5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate ls filed) Date : ! - 03 / 1Cm018 - · j Time : ! - - · _ - _· - --- - 6. Signatures - must be signed by : 1. If constituent entity is a Nevada entity : an officer of each Nevada corporation; all general partners of each Nevada lim i t ed partnership or limited - liability limited partnership; a manager of each Nevada limited - liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada lim i ted - l i ab ility partnership (a.k.a. general partnership governed by NRS chapter 87) . 2. if constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it . ! Alternative Fuel Technologies, i c . Name of constituent entity resident Title " Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that th e existence of the resulting entity does not begin until the later date . This statement must be Included within the resulting entity's articles . FILING FEE: $350 . 00 IMPORTANT : Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fee s . =:=J [ 03 1 10 1 212_! _ - I Date Nevada Secretary of Stale 92A Conversion Page 2 Revis ed : 1 - 5 - 15

NORTH CAROLINA Department of th · e Secretary of State To all whom these presents shall come, Greetings: l, Elaine F. Marshall, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of ARTICLES OF INCORPORATION OF ALTl!:RNATIVE FUEL TECHNOLOGIES, INC. the original of which was filed in this office on the 1st day of March , 2018. IN WITNESS WHEREOF, 1 ha ve l1ereunto set my hand and affixed my official seal at the City of Raleigh, this 1 sc day of M a r c h , 20 I 8. Scan to ve ri fy on lin e. Ce rtifi ca ti o n # C2018057015l3 - I Reference#C201805701513 - 1 Page: J of4 Verify this ce rti ficate onliue at h ttp :// www.sosnc . gov/ve ri ficalion Secretary of State

SOSID: 1673242
Date Filed: 3/1/2018 10:50:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C2018 057 01513

State of North Carolina
Department of the Secretary of State

ARTICLES OF INCORPORATION
INCLUDING ARTICLES OF CONVERSION

Pursuant to §55-2-02 and § 55-11A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Incorporation Including Articles of Conversion for the purpose of forming a business corporation.

1. The name of the resulting corporation is Alternative Fuel Technologies, Inc.
   The corporation is being formed pursuant to a conversion of another business entity.

2. The name of the converting business entity is Alternative Fuel Technologies, Inc.
   and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of Nevada. A plan of conversion has been approved by the converting business entity as required by law.

3. The converting business entity is a (*check one*):
   - ☒ foreign corporation
   - ☐ domestic limited liability company
   - ☐ foreign limited liability company
   - ☐ domestic limited partnership
   - ☐ foreign limited partnership
   - ☐ domestic registered limited liability partnership
   - ☐ foreign limited liability partnership
   - ☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina

4. The number of shares the corporation is authorized to issue is: 10,005,000,000

   These shares shall be: *(check either a or b)*

   a. ☐ all of one class, designated as common stock; or

   b. ☒ divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.

5. The name of the initial registered agent is: Registered Agents, Inc.

6. The street address and county of the initial registered office of the corporation is:

   Number and Street 4030 Wake Forest Road, STE 349

   City Raleigh State NC Zip Code 27609 County Wake

7. The mailing address, *if different from the street address*, of the initial registered office is:

   Number and Street ______

   City ______ State NC Zip Code ______ County ______

Certification# C201805701513-1 Reference# C201805701513- Page: 2 of 4
BUSINESS REGISTRATION DIVISION P.O. BOX 29622 RALEIGH, NC 27626-0622
(Revised July 2017) *(Form B-01A)*

8. Principal office information: *(Select either a or b.)*

a. ■ The corporation has a principal office.

The principal office telephone number: 6463830883

The street address and county of the principal office of the corporation is:

Number and Street 2544 Rt 534

City Albrightsville State Pa Zip Code 18210 County Carbon

The mailing address, ***if different from the street address***, of the principal office of the corporation is:

Number and Street

City State Zip Code County

b. ☐ The corporation does not have a principal office.

9. Any other provisions, which the corporation elects to include, are attached.

10. The name and address of each incorporator is as follows:
Haining Zhang, 2544 rt 534, albrightsville, Pa 18210

11. (Optional): Please provide a business e-mail address: *Privacy Redaction*
The Secretary of State's Office will e-mail the business automatically at the address provided at no charge when a document is filed. The e-mail provided will not be viewable on the website. For more information on why this service is being offered, please see the instructions for this document.

12. These articles will be effective upon filing, unless a date and/or time is specified:

This the 9 day of February 20 18.

Signature

Haining Zhang, President
Type or Print Name and Title

NOTES:
1. **Filing fee is $125. This document must be filed with the Secretary of State.**

BUSINESS REGISTRATION DIVISION P. O. BOX 29622 RALEIGH, NC 27626-0622
(Revised July 2017) *(Form B-01A)*
Certification# C201805701513-1 Reference# C201805701513- Page: 3 of 4

Share Authorizati0n Schedule Common: 10,000,000,000 shares with a par value of$0.001 Preferred: 5,000,000 shares with apar value of $1 with a right of 80% voting control C rtificatiol)'# C201805701513 - 1 Reference# C20J 805701513 - Page: 4 of 4